Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. REPORTS FIRST QUARTER FISCAL 2025 RESULTS

●	Q1 REVENUE OF $1.35B, INCREASED 28% Y/Y

●	Q1 GAAP GROSS MARGIN OF 34.1%, INCREASED 499 bps Y/Y; Q1 NON-GAAP GROSS MARGIN OF 37.7%, INCREASED 293 bps Y/Y

●	Q1 GAAP EPS OF ($0.04), IMPROVED 94% Y/Y; Q1 NON-GAAP EPS OF $0.74, IMPROVED 357% Y/Y

PITTSBURGH, Nov. 6, 2024 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR) (“Coherent,” “We,” or the “Company”), a global leader in materials, networking, and lasers, announced financial results today for its fiscal first quarter ended September 30, 2024.

Revenue for the first quarter of fiscal 2025 was $1.35 billion, with GAAP gross margin of 34.1% and GAAP net loss of $(0.04) per diluted share. On a non-GAAP basis, gross margin was 37.7% with net income per diluted share of $0.74.

Jim Anderson, CEO, said, “We delivered solid growth in the September quarter on both a sequential and year-over-year basis, driven primarily by our AI-related Datacom transceivers. We also drove higher gross margin and operating margin. I continue to be excited by the opportunity to unlock significant long-term shareholder value.”

Sherri Luther, CFO, said, “I am pleased by our strong EPS growth, cash generation and debt reduction in the first quarter. Revenue growth and margin expansion drove strong sequential and year-over-year increases in our GAAP and Non-GAAP EPS. We also paid down $118 million of our outstanding debt.”

Selected First Quarter Financial Results and Comparisons (in millions, except per share data)

Table 1

	GAAP Financial Results (unaudited)

	Q1 FY25 Q4 FY24 Q1 FY24			Q/Q	Y/Y

Revenues	$1,348	$1,314	$1,053	2.6%	28.0%

Gross Margin %	34.1%	32.9%	29.1%	126 bps	499 bps

R&D Expense %	9.8%	9.6%	10.8%	12 bps	(102) bps

SG&A Expense %	17.0%	17.3%	20.1%	(36) bps	(312) bps

Operating Expenses	$385	$369	$328	4.4%	17.3%

Operating Income (Loss)(1)	$75	$63	$(21)	19.0%	(453.1)%

Operating Margin (Loss)	5.6%	4.8%	(2.0)%	77 bps	760 bps

Net Earnings (Loss) Attributable to Coherent Corp.	$26	$(48)	$(68)	(153.4)%	(138.3)%

Diluted Loss Per Share	$(0.04)	$(0.52)	$(0.65)	$0.48	$0.61

(1) Operating Income (Loss) is defined as earnings (loss) before income taxes, interest expense, and other expense or income, net.

Selected First Quarter Financial Results and Comparisons (in millions, except per share data)

Table 1, continued

	Non-GAAP Financial Results (unaudited)(1)

	Q1 FY25 Q4 FY24 Q1 FY24			Q/Q	Y/Y

Revenues	$1,348	$1,314	$1,053	2.6%	28.0%

Gross Margin %	37.7%	37.2%	34.8%	49 bps	293 bps

R&D Expense %	9.2%	9.0%	9.8%	27 bps	(57) bps

SG&A Expense %	11.3%	11.3%	12.4%	(4) bps	(117) bps

Operating Expenses	$276	$266	$234	3.7%	18.0%

Operating Income	$233	$223	$132	4.2%	75.7%

Operating Margin	17.3%	17.0%	12.6%	27 bps	468 bps

Net Earnings Attributable to Coherent Corp.	$150	$127	$55	18.2%	172.2%

Diluted Earnings Per Share	$0.74	$0.61	$0.16	$0.13	$0.58

(1) The Company has disclosed financial measurements in earnings release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company’s management uses these measurements as an aid in monitoring the Company’s on-going financial performance. The non-GAAP net earnings attributable to Coherent Corp., the non-GAAP diluted earnings per share, the non-GAAP operating income, the non-GAAP gross margin, the non-GAAP research and development, the non-GAAP selling, general and administration, the non-GAAP operating expenses, the non-GAAP interest and other (income) expense, and the non-GAAP income tax (benefit), measure earnings and operating income (loss), respectively, excluding non-recurring or unusual items that are considered by management to be outside the Company’s standard operation and excluding certain non-cash items. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. All non-GAAP amounts exclude certain adjustments for share-based compensation, acquired intangible amortization expense, restructuring charges (recoveries), integration and site consolidation expenses, integration transaction expenses, start-up costs related to the start-up of new devices for new customer applications, and various one-time adjustments. See Table 6 for the Reconciliation of GAAP measures to non-GAAP measures.

Product Highlights First Quarter Fiscal 2025

●	Lasers for silicon photonics: We announced a family of high-efficiency lasers to power 1.6T optical transceivers based on silicon photonics.

●

Datacom transceiver multi-technology demonstration: At the European Conference on Optical Communications (ECOC’ 24) we demonstrated optical transceivers showcasing our differential EML and silicon photonics platforms

●	ECOC’24 award for Data Center Innovation: Our Optical Circuit Switch (OCS) won the Best Product award.

●	Launched industry’s first high optical output power L-band 800G ZR/ZR+ coherent transceiver.

●	New industrial fiber laser: We announced our EDGE fiber laser series, a culmination of innovations to redefine value with best-in-class performance.

Business Outlook – Second Quarter Fiscal 2025

●	Revenue for the second quarter of fiscal 2025 is expected to be between $1.33 billion and $1.41 billion.
●	Gross margin percentage for the second quarter of fiscal 2025 is expected to be between 36% and 38% on a non-GAAP basis.
●	Total operating expenses for the second quarter of fiscal 2025 are expected to be between $275 million and $295 million on a non-GAAP basis.
●	Tax rate for the second quarter of fiscal 2025 is expected to be between 19% and 22% on a non-GAAP basis.
●	EPS for the second quarter of fiscal 2025 is expected to be between $0.61 and $0.77 on a non-GAAP basis.

Investor Conference Call / Webcast Details

Coherent will review the Company’s financial results for its first quarter of fiscal 2025 and business outlook on Wednesday, November 6, at 5:00 p.m. ET. A live webcast of the conference call will be available on the Investor Relations section of the Company’s website at coherent.com/company/investor-relations. The Company’s financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

The conference call will be recorded, and a replay will be available to interested parties who are unable to attend the live webcast starting on or about November 7, 2024.

Additional Information and Where to Find It

In connection with the conference call described above, the Company intends to post an investor presentation on the Company’s website at coherent.com/company/investor-relations/investor-presentations after market close on November 6, 2024. We also from time to time may post important information for investors on our website at coherent.com/company/investor-relations. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should review the Investor Relations page of our website referenced above, in addition to following the Company’s press releases, SEC filings, and public conference calls, presentations, and webcasts. Investors and security holders are able to obtain free copies of these documents through the Company’s website referenced above. Copies of the documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at coherent.com/company/investor-relations/sec-filings. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not part of, this release.

Forward-Looking Statements

This press release contains statements, estimates and projections that constitute “forward-looking statements” as defined under U.S. federal securities laws – including statements about our ability to unlock significant long-term shareholder value and our estimates and projections for our business outlook for the second quarter of fiscal 2025, each of which is made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from its historical experience and our present expectations or projections.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors”

identified from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended June 30, 2024, and subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC; (iii) the substantial indebtedness the Company incurred in connection with its acquisition of Coherent, Inc. (the “Transaction”), the need to generate sufficient cash flows to service and repay such debt, and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time frames or at all and ultimately to successfully fully integrate the operations of Coherent with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming, or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers, or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges, or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent, Inc.; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Senior VP, Investor Relations & Corporate Communications

investor.relations@coherent.com

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Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings (Loss)*
	THREE MONTHS ENDED

$ Millions, except per share amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Revenues	$1,348.1	$1,314.4	$1,053.1

Costs, Expenses & Other Expense (Income)

Cost of goods sold	888.0	882.4	746.2

Research and development	131.6	126.7	113.5

Selling, general and administrative	229.0	228.0	211.7

Restructuring charges	24.4	14.1	3.0

Interest expense	66.6	67.8	73.3

Other expense (income), net	(10.7)	(14.5)	(6.3)

Total Costs, Expenses, & Other Expense	1,328.8	1,304.5	1,141.4

Earnings (Loss) Before Income Taxes	19.3	9.9	(88.3)

Income Taxes	(5.6)	56.9	(20.8)

Net Earnings (Loss)	24.9	(47.0)	(67.5)

Net Earnings (Loss) Attributable to Noncontrolling Interests	(1.0)	1.4	—

Net Earnings (Loss) Attributable to Coherent Corp.	$25.9	$(48.4)	$(67.5)

Less: Dividends on Preferred Stock	31.8	31.4	30.2

Net Loss Available to the Common Shareholders	$(5.9)	$(79.9)	$(97.7)

Basic Loss Per Share	$(0.04)	$(0.52)	$(0.65)

Diluted Loss Per Share	$(0.04)	$(0.52)	$(0.65)

Average Shares Outstanding - Basic	153.6	152.6	150.3

Average Shares Outstanding - Diluted	153.6	152.6	150.3

*Amounts may not recalculate due to rounding.

Table 3

Coherent Corp. and Subsidiaries

Condensed Consolidated Balance Sheets*

$ Millions (unaudited)	September 30, 2024	June 30, 2024

Assets

Current Assets
Cash and cash equivalents	$1,019.6	$926.0
Restricted cash, current	51.4	174.0
Accounts receivable	819.7	848.5
Inventories	1,386.1	1,286.4
Prepaid and refundable income taxes	25.2	26.9
Prepaid and other current assets	328.1	398.2

Total Current Assets	3,630.3	3,660.1
Property, plant & equipment, net	1,875.3	1,817.3
Goodwill	4,595.6	4,464.3
Other intangible assets, net	3,514.7	3,503.2
Deferred income taxes	53.6	41.0
Restricted cash, non-current	711.4	689.6
Other assets	318.4	313.1

Total Assets	$14,699.3	$14,488.6

Liabilities, Mezzanine Equity and Equity

Current Liabilities
Current portion of long-term debt	$69.9	$73.8
Accounts payable	689.7	631.5
Operating lease current liabilities	41.9	40.6
Accruals and other current liabilities	556.5	597.9

Total Current Liabilities	1,358.0	1,343.8
Long-term debt	3,918.8	4,026.4
Deferred income taxes	751.1	784.4
Operating lease liabilities	176.4	162.4
Other liabilities	226.3	225.4

Total Liabilities	6,430.7	6,542.4
Total Mezzanine Equity	2,396.6	2,364.8

Total Coherent Corp. Shareholders’ Equity	5,501.1	5,210.1
Noncontrolling interests	370.9	371.4

Total Equity	5,872.0	5,581.5

Total Liabilities, Mezzanine Equity and Equity	$14,699.3	$14,488.6

*Amounts may not recalculate due to rounding.

Table 4

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows*	THREE MONTHS ENDED

$ Millions (unaudited)	Sep 30, 2024	Sep 30, 2023

Cash Flows from Operating Activities
Net cash provided by operating activities	$153.0	$198.8

Cash Flows from Investing Activities

Additions to property, plant & equipment	(92.0)	(62.2)

Proceeds from the sale of business	27.0	—

Other investing activities	(0.8)	(2.0)

Net cash used in investing activities	(65.7)	(64.2)

Cash Flows from Financing Activities

Payments on existing debt	(117.9)	(18.7)

Proceeds from exercises of stock options and purchases under employee stock purchase plan	24.4	14.9

Payments in satisfaction of employees’ minimum tax obligations	(32.0)	(13.9)

Other financing activities	(0.2)	(0.3)

Net cash used in financing activities	(125.7)	(17.9)

Effect of exchange rate changes on cash and cash equivalents	31.2	(9.5)

Net increase (decrease) in cash and cash equivalents	(7.2)	107.3

Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	1,789.7	837.6

Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,782.5	$944.9

*Amounts may not recalculate due to rounding.

Table 5

Segment Revenues*	THREE MONTHS ENDED

$ Millions, except percentage amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Revenues:

Networking	$762.9	$679.8	$472.9

Materials	237.4	279.3	244.6

Lasers	347.8	355.3	335.6

Consolidated	$1,348.1	$1,314.4	$1,053.1

*Amounts may not recalculate due to rounding.

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*	THREE MONTHS ENDED

$ Millions, except per share amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Gross margin on GAAP basis	$460.1	$432.0	$306.9
Share-based compensation	5.7	5.0	7.4
Amortization of acquired intangibles	30.4	30.4	30.8
Integration, site consolidation and other(1)	12.4	22.0	21.3

Gross margin on non-GAAP basis	$508.6	$489.4	$366.4

Research and development on GAAP basis	$131.6	$126.7	$113.5
Share-based compensation	(5.3)	(5.2)	(8.0)
Amortization of acquired intangibles	(0.7)	(0.6)	(0.6)
Start-up costs(2)	—	—	(0.4)
Integration, site consolidation and other(1)	(1.3)	(3.2)	(1.4)

Research and development on non-GAAP basis	$124.3	$117.7	$103.1

Selling, general and administrative on GAAP basis	$229.0	$228.0	$211.7
Share-based compensation	(24.5)	(18.5)	(29.1)
Amortization of acquired intangibles	(40.8)	(40.7)	(41.3)
Integration, site consolidation and other(1)	(11.9)	(20.3)	(10.4)

Selling, general and administrative on non-GAAP basis	$151.8	$148.5	$130.9

Restructuring charges on GAAP basis	$24.4	$14.1	$3.0
Restructuring charges(3)	(24.4)	(14.1)	(3.0)

Restructuring charges on non-GAAP basis	$—	$—	$—

Operating income (loss) on GAAP basis	$75.2	$63.2	$(21.3)
Share-based compensation	35.5	28.7	44.5
Amortization of acquired intangibles	71.9	71.7	72.7
Start-up costs(2)	—	—	0.4
Restructuring charges(3)	24.4	14.1	3.0
Integration, site consolidation and other(1)	25.6	45.5	33.1

Operating income on non-GAAP basis	$232.6	$223.2	$132.4

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

(Continued)	THREE MONTHS ENDED

$ Millions, except per share amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Interest and other (income) expense, net on GAAP basis	$55.9	$53.3	$67.0

Foreign currency exchange gains (losses), net	(9.8)	(0.9)	0.7

Transaction fees and financing(4)	—	(2.0)	—

Interest and other (income) expense, net on non-GAAP basis	$46.1	$50.4	$67.7

Income taxes on GAAP basis	$(5.6)	$56.9	$(20.8)

Tax impact of non-GAAP measures	31.9	33.8	30.5

Tax windfall from share-based compensation(5)	10.9	—	—

Tax impact of valuation allowance for deferred tax assets(6)	0.6	(46.0)	—

Income taxes on non-GAAP basis	$37.8	$44.7	$9.7

Net earnings (loss) attributable to Coherent Corp. on GAAP basis	$25.9	$(48.4)	$(67.5)

Share-based compensation	35.5	28.7	44.5

Amortization of acquired intangibles	71.9	71.7	72.7

Foreign currency exchange (gains) losses	9.8	0.9	(0.7)

Restructuring charges(3)	24.4	14.2	3.0

Integration, site consolidation and other(1)	25.6	45.5	33.1

Transaction fees and financing(4)	—	2.0	—

Start-up costs(2)	—	—	0.4

Tax impact of non-GAAP measures	(31.9)	(33.8)	(30.5)

Tax windfall from share-based compensation(5)	(10.9)	—	—

Tax impact of valuation allowance for deferred tax assets(6)	(0.6)	46.0	—

Net earnings attributable to Coherent Corp. on non-GAAP basis	$149.7	$126.6	$55.0

Per share data:

Net loss on GAAP basis

Basic Loss Per Share	$(0.04)	$(0.52)	$(0.65)

Diluted Loss Per Share	$(0.04)	$(0.52)	$(0.65)

Net earnings on non-GAAP basis

Basic Earnings Per Share	$0.77	$0.62	$0.16

Diluted Earnings Per Share	$0.74	$0.61	$0.16

*Amounts may not recalculate due to rounding.

(1)

Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Refer to table 7 for a more detailed description of these costs on a consolidated basis.

(2)	Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.
(3)

Restructuring charges include loss on sale of a facility, severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the 2023 Restructuring Plan.

(4)	Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.
(5)	Windfall tax benefits were recorded on the vesting of share-based compensation.
(6)

Valuation allowance adjustments were related to an increase (decrease) in valuation allowance related to certain deferred tax assets resulting from the Company’s cumulative GAAP net loss that is not recognized for non-GAAP purposes given the historical non-GAAP net earnings.

Table 7

Components of Integration, Site Consolidation and Other Costs

Excluded from Non-GAAP Operating Income*
	THREE MONTHS ENDED

$ Millions (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Integration, site consolidation and other costs

Consulting costs related to projects to integrate recent acquisitions into common technology systems and simplify legal entity structure	$11.4	$6.5	$6.6

Manufacturing inefficiencies related to sites being shut down as part of our 2023 Restructuring Plan or Synergy and Site Consolidation Plan	6.7	10.3	9.8

Charges for products that are end-of-life, including inventory, production equipment to produce those products	4.4	4.9	6.5

Overlapping labor and travel for consolidation of sites	3.8	6.4	2.8

Employee severance and retention costs for site consolidations as part of our Synergy and Site Consolidation Plan or other actions	(1.3)	4.2	3.5

Severance costs related to the retirement of our CEO/CFO/President	0.6	13.2	1.7

Accelerated depreciation for equipment and leasehold improvements at sites included in our Synergy and Site Consolidation Plan	—	—	1.9

Direct damages from substation power failure/fire at manufacturing sites	—	—	0.3

Integration, site consolidation and other costs	$25.6	$45.5	$33.1

Table 8

Reconciliation of GAAP Net Earnings (Loss), EBITDA and Adjusted EBITDA *	THREE MONTHS ENDED

$ Millions, except percentage amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Net earnings (loss) on GAAP basis	$24.9	$(47.0)	$(67.5)

Income taxes	(5.6)	56.9	(20.8)

Depreciation and amortization	137.7	143.7	138.4

Interest expense	66.6	67.8	73.3

Interest income	(12.8)	(13.1)	(3.7)

EBITDA(1)	$210.8	$208.3	$119.7

EBITDA margin	15.6%	15.8%	11.4%

Share-based compensation	35.5	28.7	44.5

Foreign currency exchange (gains) losses	9.8	0.9	(0.7)

Start-up costs(3)	—	—	0.4

Restructuring charges(4)	24.4	14.2	3.0

Transaction fees and financing(5)	—	2.0	—

Integration, site consolidation and other(6)	25.6	45.5	33.1

Adjusted EBITDA(2)	306.1	299.5	200.0

Less: adjusted EBITDA attributable to noncontrolling interests	0.6	(1.9)	—

Adjusted EBITDA attributable to Coherent Corp.	$306.7	$297.6	$200.0

Adjusted EBITDA margin attributable to Coherent Corp.	22.8%	22.6%	19.0%

*Amounts may not recalculate due to rounding.

(1)	EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization.
(2)

Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, debt extinguishment charges, start-up costs, and the impact of foreign currency exchange gains and losses.

(3)	Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.
(4)

Restructuring charges include loss on sale of a facility, severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the 2023 Restructuring Plan.

(5)	Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.
(6)

Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Refer to table 7 for a more detailed description of these costs on a consolidated basis.

Table 9

GAAP Earnings (Loss) Per Share Calculation*	THREE MONTHS ENDED

$ Millions, except per share amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Numerator

Net loss attributable to Coherent Corp.	$25.9	$(48.4)	$(67.5)

Deduct Series B redeemable preferred dividends	(31.8)	(31.4)	(30.2)

Basic loss available to common shareholders	$(5.9)	$(79.9)	$(97.7)

Diluted loss available to common shareholders	$(5.9)	$(79.9)	$(97.7)

Denominator

Diluted weighted average common shares	153.6	152.6	150.3

Basic loss per common share	$(0.04)	$(0.52)	$(0.65)

Diluted loss per common share	$(0.04)	$(0.52)	$(0.65)

*Amounts may not recalculate due to rounding.

Table 10

Non-GAAP Earnings Per Share Calculation*

	THREE MONTHS ENDED

$ Millions, except per share amounts (unaudited)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023

Numerator

Net earnings attributable to Coherent Corp. on non-GAAP basis	$149.7	$126.6	$55.0

Deduct Series B redeemable preferred dividends	(31.8)	(31.4)	(30.2)

Basic earnings available to common shareholders	$117.9	$95.2	$24.8

Diluted earnings available to common shareholders	$117.9	$95.2	$24.8

Denominator
Weighted average shares	153.6	152.6	150.3
Effect of dilutive securities:

Common stock equivalents	4.9	3.8	1.9

Diluted weighted average common shares	158.6	156.3	152.2

Basic earnings per common share on non-GAAP basis	$0.77	$0.62	$0.16

Diluted earnings per common share on non-GAAP basis	$0.74	$0.61	$0.16

*Amounts may not recalculate due to rounding.